                                                                     EXHIBIT 4.6

WHEN RECORDED, RETURN TO:

Proskauer Rose LLP
One International Place, 14th Floor
Boston, MA 02110
Attn: Steven M. Ellis, Esq.

                 DEED OF RELEASE AND RECONVEYANCE (BENEFICIARY)

     WHEREAS, all the obligations of the note secured by the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing ("Deed of Trust") executed as of the 8th day of June, 1999, by and among NORD COPPER CORPORATION, a Delaware corporation ("Trustor") and Steven R. Haydon, ("Trustee") for the benefit of ARIMETCO, INC., a Nevada corporation, ("Beneficiary") and recorded June 10, 1999, Recording No. 990618420, Records of Cochise County, Arizona, have been fully satisfied and the Beneficiary now desires to release and reconvey, without warranty, unto the Trustor or parties legally entitled thereto, all right, title and interest under the Deed of Trust.

     NOW, THEREFORE, pursuant to the provisions of Arizona Revised Statutes
Section 33-707A, which makes it unnecessary for the Trustee to join in this document, the Beneficiary under said Deed of Trust, does hereby release and reconvey, without covenant or warranty, express or implied, unto the Trustor or parties legally entitled thereto, all right, title and interest which was heretofore acquired by said Deed of Trust for the benefit of the Beneficiary.

DATED this 18 day of October, 2004.

                                        ARIMETCO, INC., a Nevada corporation


                                        By: /s/ Harold R. Shipes
                                            ------------------------------------
                                        Name: Harold R. Shipes
                                        Title: President

STATE OF ARIZONA       )
                       )   ss.
COUNTY OF ____________ )

     On ___________________, 2004, before me, ______________________, a notary public in and for said county and state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the ________________________ of Arimetco, Inc., a Nevada corporation, and who acknowledged executing this Deed of Release and Reconveyance on behalf of the corporation for the purposes herein contained.

WITNESS my hand and official seal.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

-------------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION